Exhibit 10.46

Below is a translation of the Investment Agreement, dated October 2, 2021, by and between Qingdao Hainuo Investment Development Co., Ltd. and Pure Value Trading Company (Shanghai) Limited.

Qingdao Hainuo Investment Development Co., Ltd.

（The “Investor”）

and

Pure Value Trading Company (Shanghai) Limited

(The “Company”)

Investment Agreement

October 2, 2021

This Investment Agreement (the “Agreement”) was executed by the following parties on October 2, 2021:

Party A (the “Investor”): Qingdao Hainuo Investment Development Co., Ltd.

Registered address: Room 909 No.286 Ningxia Road Shinan District Qingdao City

Unified social credit code: 91370202599024294C

Party B (the “Company”): Pure Value Trading Company (Shanghai) Limited

Registered address: Room E06, 2nd Floor, No. 225, Fute North Road, Shanghai Pilot Free Trade Zone, Shanghai City

Unified social credit code: 91310115MA1K3D1M53

Party C (the “Guarantors”)

Party C1: Ling Feng Trading Company Limited

Registered address: Room 2706, 27th Floor, A Yuanyang Plaza, No.61 Yi of Hong Kong Middle Road, Shinan District, Qingdao City, Shandong Province.

Unified social credit code: 91370200MA3T1NLY9T

Party C2: JHD Holdings Limited

Registered place: Hong Kong

Registered code: 1495287

Party D (the “Pubco”): JHD Technologies Limited

Registered place: Cayman

Proposed listing code : JTEC

Registered code: CB-371698/185306040659

WHEREAS:

The Company is a company controlled by the Pubco. The Pubco intends to be listed on NASDAQ. For the purpose to obtain a certain investment income, the Investor intends to invest in the Company. The parties agree as follows:

I. Investment Method

This investment takes the form of debt investment first, and then the debt converts into equity.

II. Debt Investment

2.1	Investment amount

2.1.1	The Investor hereby makes a debt investment in the Company in the amount of RMB 300,000,000 (the “Debt Investment”), i.e., the Investor lends RMB 300,000,000 to the Company. The Investor is the creditor, and the Company is the debtor.

2.1.2	The term of Debt Investment: 24 months (the “Maturity Date of Debt Investment”) from the date when the the Company’s Qingdao Bank Account receives the Debt Investment (see Article 2.3.1 for the definition of the Company’s Qingdao Bank Account) (the “Debt Investment Completion Date”), with a simple interest rate of 8% per annum, and such interest shall be paid along with the repayment of the Debt Investment. The Company shall repay the Debt Investment and the corresponding interest to the Investor within 30 days after the Maturity Date of the Debt Investment.

2.2	Establishment of Qingdao Subsidiary

2.2.1	After the Debt Investment Completion Date, the Company and Party C1 shall jointly establish a subsidiary registered in Shinan District, Qingdao City (the “Qingdao Subsidiary”). The Company shall contribute the entire Debt Investment to the Qingdao Subsidiary. Party C1 shall also contribute RMB 48 million to the Qingdao Subsidiary.

2.2.2	During the term of the Debt Investment, without the Investor’s consent, the shareholding structure and registered capital of the Qingdao Subsidiary shall not be changed.

2.3	Reciving Account

2.3.1	The Investor shall wire the Debt Investment to a bank account agreed by the Investor and the Company. The bank account should be opened at a bank in Qingdao (the “Company’s Qingdao Bank Account”).

2.3.2	The Company’s capital contribution to the Qingdao Subsidiary shall be paid to a bank account agreed by both the Investor and the Qingdao Subsidiary, and the bank account shall also be opened at a bank in Qingdao (the “Qingdao Subsidiary’s Bank Account”).

2.3.3	Party C1’s capital contribution to the Qingdao Subsidiary shall be paid to Qingdao Subsidiary’s Bank Account.

2.3.4	If the Investor cannot agree with the Company or the Qingdao Subsidiary on the Company’s Qingdao Bank Account and the Qingdao Subsidiary’s Bank Account, resulting in the Investor’s failure to pay or a delay in the payment to the Company or the Qingdao Subsidiary, then such failure or delay will not be deemed as a violation of this Agreement.

2.3.5	The Investor and the Company shall, in good faith, make their best efforts to determine and complete the opening of the Company’s Qingdao Bank Account and the Qingdao Subsidiary’s Bank Account.

2.3.6	The parties agree that the specific use of the Debt Investment shall obtain the prior written consent of the Investor.

2.4	Time for Investment and Capital Contribution

2.4.1	The Debt Investment to the Company should be lent to the Company within [5] days after the closing conditions stipulated in Article 4 have been completed or the Investor grants its waiver.

2.4.2	The Company and Party C1 shall complete the establishment of the Qingdao Subsidiary within 60 days from Debt Investment Completion Date; the Company shall complete the actual payment to the Qingdao Subsidiary within 10 working days from the completion of the opening of Qingdao Subsidiary’s Bank Account.

2.4.3	Within 10 working days after the expiration of 12 months from the date the Qingdao Subsidiary receives the Debt Investment from the Company, Party C1 shall wire RMB 24 million to the Qingdao Subsidiary’s Bank Account for completing the the first instalment of the actual paid-in capital contribution for equity of the Qingdao Subsidiary; within 10 working days after the expiration of 18 months from the date when the Qingdao Subsidiary receives the Debt Investment from the Company, Party C1 shall wire RMB 24 million to the Qingdao Subsidiary’s Bank Account for completing the second installment of actual paid-in capital contribution by Party C1 to the Qingdao Subsidiary.

2.5	Collateral

2.5.1	Within 30 days from the date of establishment of the Qingdao Subsidiary, the Company and Party C1 shall respectively pledge all equity in the Qingdao Subsidiary held by them to guarantee the Debt Investment to the Company, and complete the corresponding equity pledge registration. The Investor shall cooperate in providing the documents and signatures required for the equity pledge registration.

2.5.2	Within 30 days from the Debt Investment Completion Date, Party C2 shall pledge all equity in the Company held by it to guarantee the Debt Investment to the Company, and complete the corresponding equity pledge registration. The Investor shall cooperate in providing the documents and signatures required for the equity pledge registration.

2.5.3	The Guarantors shall jointly undertake the joint guarantee responsibility for the credior’s rights to the Company held by the Investor.

2.5.4	The scope of the pledge guarantee as stipulated in Article 2.5.1 and Article 2.5.2 and the joint and several guarantee liability stipulated in Article 2.5.3 shall cover the principal and interest of the Debt Investment, penalty interest, liquidated damages, and damages and litigation fees, preservation fees, attorney fees, travel expenses and other related losses incurred by the Investor in connection with its creditor’s rights.

2.5.5	The guarantee period of the equity pledge shall be 2 years from the Maturity Date of Debt Investment.

2.5.6	After the Company has repaid the Debt Investment and the corresponding interest, or the Investor completes the debt conversion to shares in accordance with this Agreement, the Investor shall cooperate with the Company, Party C1, and Party C2, to release the equity pledge registrations of Qingdao Subsidiary and Company, respectively, within 30 working days after the date when receiving written notice from the Company.

III. Debt-to-Equity Swap

3.1	Rights of Conversion

3.1.1	The Investor is entitled to the right of conversion, i.e., the Investor has the right to convert the amount of Debt Investment granted to the Company into an equal value of shares of equity of the Pubco.

3.1.2	To exercise the right of conversion, the Investor may either directly purchase shares of the Pubco, set up a foreign branch, or delegate a qualified third party to purchase stock of the Pubco. No additional consideration is required when the said entities subscribe for the Pubco’s shares. If the Investor is required to pay the Debt Investment to the Pubco’s offshore bank account according to any rules of NASDAQ, then as long as the Investor has provided the collateral agreed by both the Pubco and the Investor, the Company shall return the Debt Investment to the Pubco, and the Investor shall wire the Debt Investment to the offshore bank account of the Pubco upon receiving the Debt Investment at a time agreed by both parties.

3.2	Timing and Price of Conversion

3.2.1	At any time prior to the Maturity Date of Debt Investment, the Investor is entitled to convert the Debt Investment into the shares of the Pubco at a price of USD 10.16 per share, with the convertible number of shares calculated as the total amount of the Debt Investment divided by USD 10.16.

3.3	Notice

3.3.1	The Investor shall notify the Company and the Pubco with written notice when the Investor exercises or intends to exercise its right of conversion. The Pubco shall fulfill all required procedures and complete the transfer of equity within 30 days after receiving such notice from the Investor. After the completion of the Debt Investment conversion, all liabilities owed by the Company to the Investor shall be immediately eliminated.

3.3.2	If the Company and the Pubco fail to complete the conversion or refuse to do so within the above prescribed period upon receiving the notice of conversion, then they shall be deemed as having breached this Agreement, and the Investor shall have the right to terminate this Agreement and collect the principle amount of the Debt Investment and interest in advance.The Investor is also entitled to ask the Company or the Pubco to compensate losses, and the amount of losses to be compensated shall be calculated as: (the market price per share of the Pubco, i.e., the weighted average price of closing prices 10 business days before and after the date the Investor sends the written notice of conversion, i.e., 20 business days in total, minus USD 10.16/share) * (the total amount of the Debt Investment, divided by USD 10.16). The Pubco and the Investor shall not be deemed as breaching their obligations under this Agreement if the Investor fails to complete relevant examination and approval procedures by the PRC government that are required by PRC laws and regulations (including foreign investment registration procedures).

IV. Closing Condition

4.1	The Company or Party C1 hasprovided scanned articles of associationand made board resolutions or held shareholder meeting regarding Company’s equity pledge and Party C1’s guarantee according to the Company’s articles of association.

4.2	The Company has made shareholder meeting resolutions, which approve the execution of the transaction documents and this transaction.

V. Covenants of the Company

5.1	Party C1 shall become the sole China based holding company for the business operations of the JHD Parties within 12 months after the Company has received the Debt Investment.

5.2	The Company shall not apply for bankruptcy in any form without prior written notice from the Investor.

5.3	The Pubco shall retain control of the Company.

5.4	Under the precondition of complying with the U.S. listing rules, the Company should satisfy the Investor’s right to know, including (1) audited annual consolidated financial report (including income statement, balance sheet, and cash flow statement) and management report; (2) unaudited quarterly consolidated financial report (including income statement, balance sheet, and cash flow statement), and quarterly management report; (3) business plan, budget and forecasted financial statement for next year; (4) any other matters that may cause material adverse changeto the Company.

5.5	The Company shall disclose to the Investors any events, facts, conditions, change or any other circumstances that may casue material adverse change to the Company’s operation or business.

5.6	Excecuting this Agreement and fulfilling obligations hereunder will not violate any laws, regulations, rules or administrative orders.

5.7	The Company shall remain validly existing within the term of the Debt Investment.

VI. Early Repayment

The Company shall repay the Debt Investment and the corresponding interests within 30 days after the Investor sends a notice in any of the following events:

6.1	Violation of the Covenants of the Company provided under Article V of this Agreement.

6.2	Dispose material assets of Qingdao Subsidiary without consent from the Investor.

6.3	The Pubco’s failureto complete the debt share swap or refusal to do so within 30 days after receiving the Investor’s notice of conversion.

6.4	Establishment of liens or any other encumbrances on any Qingdao Subsidiary’s asset without consent from the Investor.

6.5	Qingdao Subsidiary borrows or lends any fund or conducts connected transactions without the Investor’s consent.

6.6	Failure of the Pubco to successfully list on NASDAQ.

6.7	Failure of the Company or Party C1 to conform with the fund use restrictions pursuant to this Agreement.

6.8	The Company or Qingdao Subsidiary materially violates the law.

6.9	The Company or Qingdao Subsidiary fails to continue business operation.

6.10	Any change on Qingdao Subsidiary’s shareholding structure, registered capital or shareholders.

6.11	Cash in Qingdao Subsidiary’s Bank Account is frozen, deducted or asset of Qingdao Susidiary is seized or enforced due to dispute between Qingdao Subsidiary and any other third party.

VII. Liability for Breach

7.1	In the event that the Company, Party C1, Party C2, or the Pubco fails to perform the obligations provided in this Agreement, from the date of overdue or the date when the Investor issues a performance notice, the defaulting party shall pay interest to the Investor at an interest calculated at four times the one-year loan market quoted interest rate announced by the National Interbank Funding Center based on Debt Investment.

7.2	In the event that the Investor is overdue to pay the Debt Investment, the Investor shall pay the Company liquidated damages at the rate of four times the one-year loan market quoted interest rate announced by the National Interbank Funding Center multiplied by the unpaid Debt Investment during the deferred payment period. Such liquidated damages shall be calculated from the date when the closing conditions are fulfilled to the date when the Investor pays the liquidated damages according to this Agreement.

VIII. Force Majeure

8.1	In the event of earthquakes, typhoons, floods, fires, military operations, strikes, riots, wars, changes in policies and laws, or other unforeseen force majeure events beyond the reasonable control of one party to this Agreement (each item is referred to as a “Force Majeure Event”) that hinder the Party from fulfilling this Agreement, the Party shall immediately notify the other parties without delay, and provide detailed information and supporting documents of such events within 15 days after the notification is issued, explaining the reasons for the disability or delay in fulfilling all or part of its obligations under this Agreement. All parties shall seek to find and implement a solution acceptable to all parties to the Agreement through negotiation.

8.2	In the event of a Force Majeure Event, the Party affected by force majeure is not responsible for any damage, cost increase or loss suffered by any other Party to this Agreement due to the failure or delay of performance of the obligations under this Agreement caused by force majeure events, and such failure to perform or delay in performance of this Agreement shall not be regarded as a violation of this Agreement. The Party claiming that a Force Majeure Event has occurred shall take appropriate measures to reduce or eliminate the impact of the Force Majeure Event, and try to resume the fulfillment of obligations that have been delayed or hindered by the Force Majeure Event in the shortest time possible.

IX. Governing Law and Dispute Resolution

9.1	The conclusion, validity, interpretation, performance and settlement of disputes of this Agreement shall be governed by and interpreted in accordance with PRC law.

9.2	All disputes arising from or in connection with this Agreement shall be resolved through friendly negotiation by all parties, otherwise, either Party has the right to submit the dispute to Shenzhen Court of International Arbitration (SCIA) in Shenzhen according to the arbitration rules of SCIA in effect at that time. The arbitral tribunal shall consist of three (3) arbitrators, the claimant appoints one (1) arbitrator, the respondent appoints one (1) arbitrator, and the third arbitrator shall be appointed by SCIA. The arbitration language is Chinese, and the arbitration award is final and binding on all Parties.

9.3	During the dispute resolution period, the parties continue to have their other rights under this Agreement and shall continue to perform their corresponding obligations under this Agreement.

X. Information Disclosure

10.1	The information related to this Agreement and its attachments (including all terms and even the existence of this Agreement and any related investment documents) are confidential information, and the parties to this Agreement shall not disclose to any third party (excluding the legal advisers and auditors of the parties) unless otherwise specified.

10.2	Each Party shall keep confidential any proprietary or secret or confidential data and information of the Company, its business or belonging to other parties, or by other parties at any time or for the purpose of negotiation of this Agreement or for the establishment or operation of the Company, and related content of this Agreement (the “Confidential Information”), and shall not disclose to any third party or person other than the parties to this Agreement, professional consultants and relevant government agencies.

10.3	The information disclosed in the following situations is not subject to the above restrictions:

10.3.1	Where disclosure or use is required by applicable law, any government agency or department;

10.3.2	Where disclosure or use is required due to any judicial process caused by this Agreement or any other agreement entered into under this Agreement, or related matters reasonably disclosed to taxation authorities;

10.3.3	Where disclosure is made to the professional consultants of each Party, but each Party shall require such professional consultants to abide by this Article 10 regarding such Confidential Information, as if they were parties to this Agreement;

10.3.4	Where the information has entered the public domain for reasons unrelated to the parties to this Agreement;

10.3.5	Where all other parties have given prior written consent for disclosure or use.

XI. Miscellaneous

11.1	The title used in this Agreement is for reference only, and does not affect the meaning or interpretation of any clause in this Agreement.

11.2	The parties further confirmed that, in order to implement this Agreement, the Parties may need to sign additional transaction documents (such as the company’s articles of association, etc.) to achieve the transaction objectives set under this Agreement.

11.3	In the event any clause in this Agreement is invalid or unenforceable due to the applicable PRC law, the clause shall be deemed to have not existed from the beginning without affecting the validity of other clauses in this Agreement, and all parties to this Agreement shall negotiate and determine new clauses within a legal scope to ensure that the original clauses’ intents are realized to the greatest extent possible.

11.4	This Agreement is valid for the successors and assignees of all parties, and the above-mentioned successors and assignees can enjoy the rights and interests under this Agreement. The Investor has the right to assign and transfer its rights, interests and obligations under this Agreement to its affiliates. Unless otherwise provided above, without the prior written consent of the other parties, neither Party shall assign or transfer any of its rights or obligations under this Agreement.

11.5	Unless otherwise provided in this Agreement, a Party’s failure to exercise or delay in exercising the rights, powers or privileges under this Agreement does not constitute a waiver of these rights, powers and privileges, and partial exercise of these rights, powers and privileges does not exclude the exercise of any other rights, powers and privileges.

11.6	All notices and other communications under this Agreement shall be in written form, and shall be deemed to have been served under the following circumstances (i) delivered by a dedicated person, when delivered in person (with valid written confirmation); (ii) via e-mail, when the delivery is successful, or (iii) by courier, within the second working day after delivery; in any of the above circumstances, it will be delivered to the following addresses:

If to the Company, the Pubco, or the Guarantors

Attention: Qifan Sun

E-mail: asun@jhdmanagement.com

Address: Unit 06, 12/F, New Bong Center, No. 555 Haiyang West Road, Pudong, Shanghai

If to the Investor

Attention: Shulin Li

E-mail: hntzfz@126.com

Address: 4th Floor, Building 3, No. 288 Ningxia Road, Shinan District, Qingdao

11.7	This Agreement is made in seven copies, each Party holds one copy, and the remaining three copies are retained by the Company, each with the same legal effect.

[Remainder of this Page Intentionally Left Blank.]

[The signature page to Investment Agreement]

Qingdao Hainuo Investment Development Co., Ltd. (Seal)

Signature:	/s/ Gang Li
Name:	Gang Li

[The signature page to Investment Agreement]

Pure Value Trading Company (Shanghai) Limited (Seal)

Signature:	/s/ Alan Clingman
Name:	Alan Clingman

[The signature page to Investment Agreement]

Ling Feng Trading Company Limited (Seal)

Signature:	/s/ Alan Clingman
Name:	Alan Clingman

[The signature page to Investment Agreement]

JHD Holdings Limited

Authorized representative:	/s/ Alan Clingman

[The signature page to Investment Agreement]

JHD Technologies Limited

Authorized representative:	/s/ Nicholas Wang